Exhibit (g)(5)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF September 23, 2009

Trust	Fund	Effective
Fidelity Advisor Series VIII	Fidelity Advisor Overseas Fund	March 19, 2007
Fidelity Commonwealth Trust	Fidelity Mid-Cap Stock Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Equity-Income Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	October 5, 2008
Fidelity Financial Trust	Fidelity Equity-Income II Fund	January 1, 2007
Fidelity Financial Trust	Fidelity Independence Fund	March 26, 2007
Fidelity Fixed-Income Trust	Fidelity Series Global ex U.S. Index Fund	September 29, 2009
Fidelity Hastings Street Trust	Fidelity Fund	January 1, 2007
Fidelity Investment Trust	Fidelity International Capital Appreciation Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Europe Capital Appreciation Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Discovery Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Small Cap Opportunities Fund	January 1, 2007
Fidelity Investment Trust	Fidelity International Value Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Japan Smaller Companies Fund	March 26, 2007
Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	October 5, 2008
Fidelity Investment Trust	Fidelity Southeast Asia Fund	March 19, 2007
Fidelity Mt. Vernon Street Trust	Fidelity Growth Strategies Fund	March 26, 2007
Fidelity Securities Fund	Fidelity OTC Portfolio	March 26, 2007
Fidelity Summer Street Trust	Fidelity Export and Multinational Fund	June 29, 2007
Variable Insurance Products Fund	Equity-Income Portfolio	January 1, 2007
Variable Insurance Products Fund II	Disciplined Small Cap Portfolio	January 1, 2007
(1). The addition of Fidelity Fixed-Income Trust: Fidelity Series Global ex U.S. Index Fund effective 9/29/09.
Each of the Investment Companies	The Northern Trust Company
Listed on Appendix "A" Attached Hereto,
on Behalf of each of Their Respective Portfolios

By: /s/Paul Murphy	By: /s/Jennifer Gramins
Name: Paul Murphy	Name: Jennifer Gramins
Title: Asst. Treasurer	Title: Vice President